UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas  75201
(Address of principal executive offices)   (zip code)

(214) 462-6831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Further Amendments to the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan
The Governance, Compensation and Nominating Committee and the Board of Directors (the “Board”) of Comerica Incorporated ("Comerica") previously approved the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan (the “LTIP”), including further amendments (the “Amendments”), subject to shareholder approval. The Amendments increase the number of shares available for grants under the LTIP by 3.85 million shares and allow those additional 3.85 million shares to be used for any type of award available under the LTIP by raising the cap on shares that may be used for grants other than options and stock appreciation rights from 4.7 million to 8.55 million. Additionally, the Amendments clarify that without prior approval of the shareholders, underwater options and stock appreciation rights cannot be repurchased with cash, nor can they be cancelled in exchange for another type of award. The Amendments also expand the list of performance goals pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to include capital measures.
At Comerica’s Annual Meeting of Shareholders held on April 23, 2013 (the “Annual Meeting”), the LTIP, as amended and restated to include the Amendments (the “Amended LTIP”), was approved in its entirety by the shareholders. By approving the Amended LTIP, the shareholders approved, among other things, the performance measures, eligibility requirements and the limits on various awards contained therein for purposes of Section 162(m) of the Internal Revenue Code.
A description of the terms and conditions of the Amended LTIP, including eligible participants, the shares subject to the Amended LTIP and the types of awards that may be granted thereunder, is on pages 82-93 of our definitive proxy statement for the 2013 Annual Meeting, filed with the Securities and Exchange Commission on March 12, 2013, which description is incorporated herein by reference.
The foregoing description of the Amended LTIP and the Amendments is qualified in its entirety by reference to the text of the Amended LTIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2013 Annual Meeting of Shareholders on April 23, 2013.  Matters voted upon by shareholders at that meeting were:

(i)	the election of nine directors;
(ii)	the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2013;
(iii)	the approval of the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan, as further amended; and
(iv)	the approval of a non-binding, advisory proposal approving executive compensation.

The final number of votes cast for, against or withheld (if applicable), as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The director nominees listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director with a one-year term expiring in 2014.  The results were as follows:

Director Nominees	For	Against	Abstained	Broker Non-Vote
Ralph W. Babb, Jr.	147,280,479	2,841,414	1,844,042	14,881,293
Roger A. Cregg	146,559,221	4,877,005	529,709	14,881,293
T. Kevin DeNicola	151,087,834	342,222	535,879	14,881,293
Jacqueline P. Kane	146,457,398	4,992,128	516,409	14,881,293
Richard G. Lindner	145,059,877	6,308,255	597,803	14,881,293
Alfred A. Piergallini	141,333,054	10,039,530	592,336	14,882,308
Robert S. Taubman	149,718,412	1,708,216	539,307	14,881,293
Reginald M. Turner, Jr.	150,867,095	463,277	635,563	14,881,293
Nina G. Vaca	150,916,935	470,187	578,813	14,881,293

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2013 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
164,425,540	1,857,467	564,221	—

Proposal 3

The proposal to approve the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan, as further amended, was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
126,527,269	24,484,363	953,999	14,881,597

Proposal 4

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
93,093,283	57,792,901	1,079,751	14,881,293

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
10.1 Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: April 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan